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                                                                   EXHIBIT 99(A)

              Calculation of weighted average shares outstanding.

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
                                                                          Three Months Ended March 31,
                                                                  -------------------------------------------
                                                                        1995                      1996
                                                                  -----------------         -----------------
Shares outstanding during period                                     14,934,847               15,234,161

Treasury stock                                                             -                    (652,912)

Dilutive effect of stock options,
      (using the treasury stock method)                                 176,153                  200,751
                                                                   ------------              -----------

Weighted Average Common and Common Equivalent
      Shares Outstanding                                             15,111,000               14,782,000
                                                                   ============              ===========
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